July 15, 2002



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:      Hibernia Corporation
         Current Report on Form 8-K
         Commission File No. 1-10294

Dear Sirs:

         Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K which is being furnished pursuant to Regulation FD.

         Pursuant to Section 13(a) of the Act, by copy hereof we are delivering to the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, one complete copy, including exhibits. Pursuant to General Instruction E to Form 8-K, the copy being delivered to the Exchange has been manually signed on behalf of the Company.

         Please call the undersigned at (504) 533-3299 if you have any questions concerning this filing.

                                        Very truly yours,

                                        /s/ Cathy E. Chessin

                                        Cathy E. Chessin
                                        Corporate Counsel and Secretary

CEC/mch
Enclosure

cc:      John Kiesel

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     July 15, 2002
                                                     --------------
                                                     July 15, 2002



                              Hibernia Corporation
             (Exact name of registrant as specified in its charter)




 Louisiana                   1-10294                         72-0724532
(State or other            (Commission                     (IRS Employer
jurisdiction of             File Number)                  Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits. The exhibits listed below are furnished pursuant to Regulaton FD as a part of this current report on Form 8-K.

Exhibit No.                Description

99.16                      News Release issued by the Registrant
                           on July 15, 2002


Item 9.  Regulation FD Disclosure.

         On July 15, 2002, Hibernia Corporation issued a news release dated July 15, 2002 which is attached as an exhibit hereto and incorporated by reference into this item 9.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HIBERNIA CORPORATION
                                       (Registrant)


Date: July 15, 2002                    By: /s/ Cathy E. Chessin
                                            Cathy E. Chessin
                                            Corporate Counsel and Secretary



                                  EXHIBIT INDEX

Exhibit No.                        Description                          Page No.

99.16                             News Release Issued by the                3
                                  Registrant on July 15, 2002

For IMMEDIATE Release
July 15, 2002

MEDIA INQUIRIES:                            INVESTOR INQUIRIES:
Steven Thorpe - Vice President,             Trisha Voltz - Senior Vice President
Public Relations                            and Manager, Investor Relations
Office: (504) 533-2753;                     Office: (504) 533-2180;
Home: (504) 484-7632                        Home: (504) 779-1930
E-mail: sthorpe@hibernia.com                E-mail: tvoltz@hibernia.com


           Hibernia's Second-Quarter Earnings up 14% to $62.5 Million; Company Announces Plans to Expand into Major Texas Suburbs


      NEW ORLEANS - Hibernia Corporation today reported second-quarter 2002 net income of $62.5 million, up 14% from $54.9 million a year earlier. For the first half of 2002, net income grew 16% to $121.8 million, compared to $105.2 million for the same period last year.
      Net income excluding amortization of goodwill increased 8% and 10% for the second quarter and first half of 2002, respectively, compared to year-earlier periods. A Financial Accounting Standards Board rule that went into effect this year no longer requires amortization of goodwill.
      The company today also announced a plan to expand into fast-growing suburbs of certain major Texas cities.
      "Hibernia's second-quarter performance was strong, with solid net income growth and asset quality," said Herb Boydstun, president and CEO. "Revenue growth was impressive, expenses stayed under control, reserve coverage of total loans again was strengthened and capital remained strong. We continued to gain sales momentum, enhance service and broaden our capabilities to meet the growing needs of businesses and consumers.
      "Looking to the future, expansion of our Texas footprint is a key to growing and leveraging Hibernia's franchise," Boydstun added. "We plan to open a commercial financial center in Dallas later this year and open up to 50 banking offices in Texas by the end of 2006, starting in fast-growing suburbs of Dallas, Fort Worth and Houston, while continuing to expand our east Texas market. These are natural geographic extensions of our existing markets."

FINANCIAL PERFORMANCE DATA
SECOND QUARTER                           2002               2001             CHANGE
---------------------------------------- ------------------ ---------------- -------------
Net income                               $62.5 million      $54.9 million    +14%
---------------------------------------- ------------------ ---------------- -------------
EPS assuming dilution                    $0.39              $0.34            +15%
---------------------------------------- ------------------ ---------------- -------------
ROA                                      1.52%              1.34%            +18 bp
---------------------------------------- ------------------ ---------------- -------------
ROCE                                     15.61%             14.59%           +102 bp
---------------------------------------- ------------------ ---------------- -------------
Revenue                                  $267.4 million     $258.1 million   +4%
---------------------------------------- ------------------ ---------------- -------------
Net interest margin                      4.63%              4.44%            +19 bp
---------------------------------------- ------------------ ---------------- -------------
Reserve coverage of total loans          1.87%              1.58%            +29 bp
---------------------------------------- ------------------ ---------------- -------------

Summary of financial performance
      Earnings per common share (EPS) were $0.40 and $0.77 for the second quarter and first six months of 2002, respectively, up 18% and 17% from year-earlier periods. EPS assuming dilution was $0.39 and $0.76 for the second quarter and first six months of 2002, up 15% and 17% from year-earlier periods.
      Excluding securities transactions after adjusting to exclude goodwill amortization in the prior year, net income was $66.8 million and $128.3 million for the second quarter and first six months of 2002, respectively, up 9% from both $61.4 million and $117.1 million a year ago. On that same basis, EPS was $0.42 and $0.81, up 11% from both periods a year ago, and EPS assuming dilution was $0.42 and $0.80, also up 11% from year-earlier periods. Hibernia recognized net securities losses of $6.6 million in second-quarter 2002 and $10.0 million in the first six months of the year. The losses reflect writedowns of $7.1 million in the second quarter and $10.6 million in the first half of the year for the permanent impairment of certain private-equity investments. For the second quarter and first six months of 2001, Hibernia recognized securities losses of $5.5 million and $9.8 million, respectively, on private-equity investments.
      Revenues for the second quarter and first half of 2002 totaled $267.4 million and $528.6 million, respectively, up 4% and 7% from a year earlier. Excluding a net gain of $10.4 million from the securitization of approximately $600 million of indirect auto loans in second-quarter 2001, revenues for the second quarter and first six months of 2002 increased 8% and 10% from year-earlier periods.
      The net interest margin remained strong in second-quarter 2002, improving to 4.63% from 4.44% a year earlier and 4.59% for this year's first quarter.
      Net interest income for the second quarter and first six months of 2002 was $174.7 million and $345.6 million, respectively, up 4% and 6% from $167.8 million and $326.6 million in year-earlier periods.
      Noninterest income for the second quarter and first half of 2002 was $84.0 million and $168.7 million, respectively, 2% and 11% higher than year-earlier periods. Excluding securities losses and adjusted for the net indirect auto securitization gain, noninterest income was $90.6 million and $178.7 million for the second quarter and first half of 2002, up 17% and 18% from year-earlier periods. Among fee-based businesses contributing to the noninterest income growth was investment banking, which reported a 46% increase in fee income in second-quarter 2002 compared to a year earlier.
      Excluding securities transactions, noninterest income as a percentage of revenues rose to 34% for both the second quarter and first half of 2002, compared to 31% for each of the year-earlier periods, after adjusting for the net indirect auto securitization gain.
      Hibernia's Completely Free Checking program, launched in March, continued to do well in the second quarter. The program offers free gifts to those who open new personal checking accounts and those who successfully refer new personal checking customers. Completely Free Checking is designed to help Hibernia increase lower-cost deposits and grow revenues through cross-selling opportunities.

Asset quality
      Asset quality improvement was reflected in several measurements in second-quarter 2002:
o The provision for loan losses was $20.0 million for the quarter, compared to $27.0 million a year earlier and $27.5 million for first-quarter 2002. Provision expense for the second quarter and first half of 2002 exceeded net charge-offs by $7.1 million and $16.6 million, respectively. Nonperforming assets at June 30, 2002, were $70.8 million, compared to $69.0 million a year earlier and $79.5 million at March 31, 2002.
o Nonperforming loans at the end of the second quarter were $63.4 million, compared to $61.2 million a year earlier and $72.1 million at March 31, 2002.
o The nonperforming asset ratio at the end of second-quarter 2002 was 0.62%, compared to 0.61% a year earlier and 0.72% at March 31, 2002, and the nonperforming loan ratio was 0.56%, compared to 0.54% and 0.65%.
o Reserve coverage of nonperforming loans improved to 335% at June 30, 2002, compared to 292% a year earlier and 284% at the end of this year's first quarter. Reserve coverage of total loans at June 30, 2002, was 1.87%, improved from 1.58% a year earlier and 1.85% at March 31, 2002.
o Net charge-off ratios for second-quarter 2002 compared to a year ago and first-quarter 2002 were: total ratio, 0.46%, compared to 0.74% and 0.65%; consumer, 0.45%, compared to 0.48% and 0.63%; small-business, 0.89%, compared to 0.74% and 1.03%; and commercial, 0.12%, compared to 1.25% and 0.35%.
o Shared national credits totaled $806 million at June 30, 2002, compared to $1.0 billion a year earlier and $809 million at the end of first-quarter 2002.
     "Our improved asset-quality picture is the result of steps we've taken to strengthen reserves, tighten underwriting standards and bolster collection efforts," Boydstun said. "I am pleased with this progress."
      Based on management's current assessment of asset-quality trends and economic conditions, management now projects 2002 loan-loss provision expense will be in the $75 million to $80 million range. In addition, the company has revised its guidance upward for 2002 earnings per share assuming dilution to a range of $1.63 to $1.68.

Additional results
      Deposits at June 30, 2002, totaled $12.8 billion, up slightly from $12.7 billion a year earlier. Noninterest-bearing deposits at June 30, 2002, were up 8% from a year earlier. Loans at the end of second-quarter 2002 were $11.3 billion, unchanged from a year earlier.
      Noninterest expense was $142.7 million and $279.6 million for the second quarter and first six months of 2002, respectively, up 6% from each of the year-earlier periods, after adjusting to exclude goodwill amortization. In second-quarter 2002, the company recorded an additional provision of $1.7 million for the temporary impairment of mortgage-servicing rights. However, an increase in mortgage-loan originations fueled a 24% increase in origination and servicing fees compared to second-quarter 2001. Advertising and promotional expense in second-quarter 2002 increased 14%, primarily from advertising that promotes Completely Free Checking.
      Returns on assets and common equity for second-quarter 2002 improved to 1.52% and 15.61%, respectively, from 1.34% and 14.59% a year earlier.
      The second-quarter efficiency ratio excluding amortization of goodwill was 53.36%, compared to 52.17% a year earlier.
      Hibernia's capital position remains strong. The leverage ratio, a measure of capital strength, was 8.37% at June 30, 2002, compared to 8.09% a year earlier and 8.34% at March 31, 2002. As of June 30, the company had repurchased approximately 2.2 million shares of its common stock under a plan announced in April that authorizes the buyback of up to 3.5 million shares over 12 months. Hibernia repurchased 1.2 million shares in first-quarter 2002 under a buyback plan that expired April 5.

Texas expansion
               [Graphic omitted:Expanding Texas footprint - Texas map reflecting Texas counties with Hibernia presence and Texas counties with Hibernia expansion opportunties.]

      Boydstun said that the company's planned expansion into large, high-growth Texas suburbs by opening new locations is a strategic use of capital and a prudent way to increase Hibernia's customer base and revenue opportunities. "The market's high-growth potential matches up well with our proven and developing business lines," he said.
      Hibernia currently has 42 banking locations in 15 East Texas counties. The company is No. 1 in deposit share in its Texas market area, which includes small- and mid-size communities with many of the same economic and demographic characteristics as contiguous markets in Louisiana, where Hibernia also has a leading presence.
      Because of Hibernia's progress over the past year and a half, the company is well-positioned strategically and financially to expand, and the major Texas cities present tremendous business-development potential, Boydstun said. For example, Collin County in suburban Dallas reported almost as many housing starts in 2001 as the entire state of Louisiana. Growth of that magnitude presents significant mortgage-banking opportunities for Hibernia, Louisiana's largest mortgage lender for six consecutive years, he said. "We've had a branch in Collin County for five years. It's the kind of growth market in which a strong mid-cap company like ours can succeed - and not just from a mortgage-banking standpoint. The cross-selling opportunities in Collin County and markets like it are immense."
      The expansion plans are already under way. A Hibernia commercial financial center, scheduled to open in the fourth quarter, will be located in North Dallas. The center will provide businesses with easy access to experienced specialists in middle-market lending, treasury management, energy/maritime services, investor real estate and developer lending, and other services. The first of the new banking offices will be located in suburban Dallas and East Texas and are scheduled to open in 2003.
      The remainder of the planned Texas offices are anticipated to open between 2004 and 2006, bringing the total number of Hibernia locations in Louisiana and Texas to more than 300, compared to 260 today. Like many existing locations, the new offices will provide access to specialists in consumer and business banking, investments, trust, mortgage banking, insurance and other financial services, as well as ATMs.
      As it moves into the large Texas cities, Hibernia will execute the same sales-and-service strategies that have contributed to its success in Louisiana and East Texas. Recruiting efforts in the new Texas markets will focus on managers, specialists and bankers with strong sales-and-service backgrounds.
      Along with its investment of approximately $100 million to open the new locations, Hibernia expects to add between 300 and 400 new jobs in Texas by the end of 2006.
      A live listen-only audio Webcast of management's conference call with analysts and the media will be available beginning at 1 p.m. CT today on the company's Internet site (www.hibernia.com). The conference also will be available in archived format at the same address until July 31.
      Hibernia, a Forbes 500 company, has $16.3 billion in assets and 260 locations in 34 Louisiana parishes and 16 Texas and two Mississippi counties. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.

Statements in this report that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, prepayment speeds, loan demand, monetary policy, changes in laws and regulations, the level of success of the company's asset/liability management strategies as well as its marketing, product development, sales and other strategies, and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.

FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS                                                         THREE MONTHS ENDED
($ in thousands, except per-share data)
                                                          June 30         June 30                  March 31
                                                           2002            2001       CHANGE        2002       CHANGE
                                                        -----------     -----------  ----------  -----------  ----------
  Interest income                                         $247,494        $299,586       (17)%     $246,239         1 %
  Interest expense                                          72,763         131,823       (45)        75,321        (3)
                                                        -----------     -----------              -----------
      Net interest income                                  174,731         167,763         4        170,918         2
  Provision for loan losses                                 20,000          27,000       (26)        27,500       (27)
                                                        -----------     -----------              -----------
      Net interest income after provision                  154,731         140,763        10        143,418         8
                                                        -----------     -----------              -----------
  Noninterest income:
      Service charges on deposits                           34,051          28,977        18         31,664         8
      Mortgage loan origination and servicing fees           8,689           6,997        24          8,186         6
      Retail investment fees                                 8,171           6,357        29          8,089         1
      Trust fees                                             6,331           6,700        (6)         6,343         -
      Investment banking                                     5,763           3,953        46          2,996        92
      Insurance                                              3,929           3,640         8          4,059        (3)
      Other service, collection and exchange charges        15,066          12,433        21         13,973         8
      Gain on sales of mortgage loans                        3,886           4,230        (8)         8,214       (53)
      Other operating income                                 4,670          14,612       (68)         4,638         1
      Securities gains (losses), net                        (6,563)         (5,454)      (20)        (3,408)      (93)
                                                        -----------     -----------              -----------
            Noninterest income                              83,993          82,445         2         84,754        (1)
                                                        -----------     -----------              -----------
  Noninterest expense:
    Salaries and employee benefits                          73,501          72,212         2         70,558         4
    Occupancy and equipment                                 16,974          17,139        (1)        17,044         -
    Data processing                                          8,476           7,872         8          8,380         1
    Amortization of goodwill                                     -           3,206      (100)             -         -
    Amortization of other intangibles                        8,732           4,979        75          6,739        30
    Advertising and promotional expense                      5,078           4,466        14          5,321        (5)
    Stationery and supplies, postage and telecommunications  6,226           6,535        (5)         6,246         -
    Other operating expense                                 23,677          21,452        10         22,611         5
                                                        -----------     -----------              -----------
            Noninterest expense                            142,664         137,861         3        136,899         4
                                                        -----------     -----------              -----------
  Income before income taxes                                96,060          85,347        13         91,273         5
  Income tax expense                                        33,525          30,445        10         32,037         5
                                                        -----------     -----------              -----------
  Net income                                               $62,535         $54,902        14 %      $59,236         6 %
                                                        ===========     ===========              ===========
  Net income applicable to common shareholders             $62,535         $53,402        17 %      $59,236         6 %
                                                        ===========     ===========              ===========
  Adjusted net income (1)                                  $62,535         $57,818         8 %      $59,236         6 %
                                                        ===========     ===========              ===========
  Adjusted net income applicable to common
  shareholders (1)                                         $62,535         $56,318        11 %      $59,236         6 %
                                                        ===========     ===========              ===========

  Net income per common share                                $0.40           $0.34        18 %        $0.38         5 %
  Net income per common share - assuming dilution            $0.39           $0.34        15 %        $0.37         5 %
  Return on average assets                                    1.52 %          1.34 %      18 bp        1.45 %       7 bp
  Return on average common equity                            15.61 %         14.59 %     102 bp       14.94 %      67 bp

Adjusted financial data(1):
    Net income per common share                              $0.40           $0.36        11 %        $0.38         5 %
    Net income per common share - assuming dilution          $0.39           $0.35        11 %        $0.37         5 %

(1) Excludes amortization of goodwill


FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS                                               SIX MONTHS ENDED
($ in thousands, except per-share data)
                                                          June 30        June 30
                                                            2002            2001        CHANGE
                                                        -----------     -----------   ----------
  Interest income                                         $493,733        $613,807      (20)%
  Interest expense                                         148,084         287,159      (48)
                                                        -----------     -----------
      Net interest income                                  345,649         326,648        6
  Provision for loan losses                                 47,500          45,000        6
                                                        -----------     -----------
      Net interest income after provision                  298,149         281,648        6
                                                        -----------     -----------
  Noninterest income:
      Service charges on deposits                           65,715          56,219       17
      Mortgage loan origination and servicing fees          16,875          13,519       25
      Retail investment fees                                16,260          13,701       19
      Trust fees                                            12,674          13,377       (5)
      Investment banking                                     8,759           7,303       20
      Insurance                                              7,988           7,000       14
      Other service, collection and exchange charges        29,039          24,296       20
      Gain on sales of mortgage loans                       12,100           5,668      113
      Other operating income                                 9,308          20,351      (54)
      Securities gains (losses), net                        (9,971)         (9,368)      (6)
                                                        -----------     -----------
            Noninterest income                             168,747         152,066       11
                                                        -----------     -----------
  Noninterest expense:
   Salaries and employee benefits                          144,059         139,396        3
   Occupancy and equipment                                  34,018          34,444       (1)
   Data processing                                          16,856          15,818        7
   Amortization of goodwill                                      -           6,394     (100)
   Amortization of other intangibles                        15,471           9,675       60
   Advertising and promotional expense                      10,399           8,715       19
   Stationery and supplies, postage and telecommunications  12,472          13,011       (4)
   Other operating expense                                  46,288          42,230       10
                                                        -----------     -----------
            Noninterest expense                            279,563         269,683        4
                                                        -----------     -----------
  Income before income taxes                               187,333         164,031       14
  Income tax expense                                        65,562          58,796       12
                                                        -----------     -----------
  Net income                                              $121,771        $105,235       16 %
                                                        ===========     ===========
  Net income applicable to common shareholders            $121,771        $102,235       19 %
                                                        ===========     ===========
  Adjusted net income (1)                                 $121,771        $111,050       10 %
                                                        ===========     ===========
  Adjusted net income applicable to common
  shareholders (1)                                        $121,771        $108,050       13 %
                                                        ===========     ===========

  Net income per common share                                $0.77           $0.66       17 %
  Net income per common share - assuming dilution            $0.76           $0.65       17 %
  Return on average assets                                    1.48 %          1.27 %     21 bp
  Return on average common equity                            15.28 %         14.20 %    108 bp

Adjusted financial data(1):
    Net income per common share                              $0.77           $0.69       12 %
    Net income per common share - assuming dilution          $0.76           $0.68       12 %

(1) Excludes amortization of goodwill

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS                                                                 QUARTER ENDED
($ in thousands, except per-share data)
                                                       June 30          March 31         December 31     September 30     June 30
                                                        2002             2002            2001             2001             2001
                                                     -----------      -----------     -----------      -----------      -----------

  Interest income                                        $247,494         $246,239        $262,169         $283,424       $299,586
  Interest expense                                         72,763           75,321          89,767          117,803        131,823
                                                       -----------      -----------     -----------      -----------    -----------
      Net interest income                                 174,731          170,918         172,402          165,621        167,763
  Provision for loan losses                                20,000           27,500          29,250           23,000         27,000
                                                       -----------      -----------     -----------      -----------    -----------
      Net interest income after provision                 154,731          143,418         143,152          142,621        140,763
                                                       -----------      -----------     -----------      -----------    -----------
  Noninterest income:
      Service charges on deposits                          34,051           31,664          32,380           28,666         28,977
      Mortgage loan origination and servicing fees          8,689            8,186           8,279            7,568          6,997
      Retail investment fees                                8,171            8,089           7,494            6,758          6,357
      Trust fees                                            6,331            6,343           6,072            6,402          6,700
      Investment banking                                    5,763            2,996           3,360            2,692          3,953
      Insurance                                             3,929            4,059           2,976            3,362          3,640
      Other service, collection and exchange charges       15,066           13,973          13,474           13,527         12,433
      Gain on sales of mortgage loans                       3,886            8,214           8,803            6,602          4,230
      Other operating income                                4,670            4,638           3,726            5,964         14,612
      Securities gains (losses), net                       (6,563)          (3,408)            424               23         (5,454)
                                                       -----------      -----------     -----------      -----------    -----------
            Noninterest income                             83,993           84,754          86,988           81,564         82,445
                                                       -----------      -----------     -----------      -----------     -----------
  Noninterest expense:
   Salaries and employee benefits                          73,501           70,558          69,775           68,337         72,212
   Occupancy and equipment                                 16,974           17,044          17,511           17,148         17,139
   Data processing                                          8,476            8,380           7,754            7,855          7,872
   Amortization of goodwill                                     -                -           3,102            3,172          3,206
   Amortization of other intangibles                        8,732            6,739          14,267            9,994          4,979
   Advertising and promotional expense                      5,078            5,321           3,549            3,613          4,466
   Stationery and supplies, postage and telecommunications  6,226            6,246           5,818            6,429          6,535
   Other operating expense                                 23,677           22,611          21,913           20,869         21,452
                                                       -----------      -----------     -----------      -----------    -----------
            Noninterest expense                           142,664          136,899         143,689          137,417        137,861
                                                       -----------      -----------     -----------      -----------    -----------
  Income before income taxes                               96,060           91,273          86,451           86,768         85,347
  Income tax expense                                       33,525           32,037          30,060           29,596         30,445
                                                       -----------      -----------     -----------      -----------    -----------
  Net income                                              $62,535          $59,236         $56,391          $57,172        $54,902
                                                       ===========      ===========     ===========      ===========    ===========
  Net income applicable to common shareholders            $62,535          $59,236         $56,391          $55,672        $53,402
                                                       ===========      ===========     ===========      ===========    ===========
  Adjusted net income (1)                                 $62,535          $59,236         $59,203          $60,054        $57,818
                                                       ===========      ===========     ===========      ===========    ===========
  Adjusted net income applicable to common
  shareholders(1)                                         $62,535          $59,236         $59,203          $58,554         $56,318
                                                       ===========      ===========     ===========      ===========    ===========

  Net income per common share                               $0.40            $0.38           $0.36            $0.36          $0.34
  Net income per common share - assuming dilution           $0.39            $0.37           $0.35            $0.35          $0.34
  Return on average assets                                   1.52 %           1.45 %          1.38 %           1.39 %         1.34 %
  Return on average common equity                           15.61 %          14.94 %         14.51 %          14.75 %        14.59 %

Adjusted financial data(1):
    Net income per common share                             $0.40            $0.38           $0.38            $0.37          $0.36
    Net income per common share - assuming dilution         $0.39            $0.37           $0.37            $0.37          $0.35

(1) Excludes amortization of goodwill

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES
($ in millions)                                                       THREE MONTHS ENDED
                                                      June 30             June 30           CHANGE
                                                        2002               2001
                                                    -------------      --------------    -------------
  Assets
    Cash and due from banks                               $517.6              $493.3             5 %
    Short-term investments                                 345.9               133.4           159
    Securities                                           3,434.9             3,127.9            10
    Mortgage loans held for sale                           333.4               299.1            11
    Loans                                               11,189.1            11,808.4            (5)
        Reserve for loan losses                           (211.2)             (180.4)           17
                                                    -------------      --------------
             Loans, net                                 10,977.9            11,628.0            (6)
    Other assets                                           813.7               766.3             6
                                                    -------------      --------------
        Total assets                                   $16,423.4           $16,448.0             - %
                                                    =============      ==============

  Liabilities
    Noninterest-bearing deposits                        $2,417.7            $2,170.6            11 %
    Interest-bearing deposits                           10,416.9            10,415.7             -
                                                    -------------      --------------
        Total deposits                                  12,834.6            12,586.3             2
    Short-term borrowings                                  641.8               955.0           (33)
    Other liabilities                                      301.6               212.0            42
    Federal Home Loan Bank advances                      1,042.7             1,143.5            (9)
                                                    -------------      --------------
        Total liabilities                               14,820.7            14,896.8            (1)

  Shareholders' equity                                   1,602.7             1,551.2             3
                                                    -------------      --------------
        Total liabilities and shareholders' equity     $16,423.4           $16,448.0             - %
                                                    =============      ==============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES                                                    SIX MONTHS ENDED
($ in millions)
                                                      June 30             June 30           CHANGE
                                                        2002               2001
                                                    -------------      --------------    -------------
  Assets
    Cash and due from banks                               $538.3              $507.5             6 %
    Short-term investments                                 305.3               148.0           106
    Securities                                           3,456.3             3,140.9            10
    Mortgage loans held for sale                           339.6               234.9            45
    Loans                                               11,161.6            11,959.8            (7)
        Reserve for loan losses                           (205.4)             (179.7)           14
                                                    -------------      --------------
             Loans, net                                 10,956.2            11,780.1            (7)
    Other assets                                           805.0               765.4             5
                                                    -------------      --------------
        Total assets                                   $16,400.7           $16,576.8            (1)%
                                                    =============      ==============

  Liabilities
    Noninterest-bearing deposits                        $2,386.7            $2,129.8            12 %
    Interest-bearing deposits                           10,383.3            10,352.3             -
                                                    -------------      --------------
        Total deposits                                  12,770.0            12,482.1             2
    Short-term borrowings                                  661.5             1,215.2           (46)
    Other liabilities                                      332.1               217.6            53
    Federal Home Loan Bank advances                      1,042.7             1,134.8            (8)
                                                    -------------      --------------
        Total liabilities                               14,806.3            15,049.7            (2)

  Shareholders' equity                                   1,594.4             1,527.1             4
                                                    -------------      --------------
        Total liabilities and shareholders' equity     $16,400.7           $16,576.8            (1)%
                                                    =============      ==============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                   June 30            June 30                            March 31
                                                     2002               2001              CHANGE           2002             CHANGE
                                                 -------------      -------------     --------------   -------------     -----------

  Assets
    Cash and due from banks                            $543.7             $517.8              5 %            $424.2             28 %
    Short-term investments                              116.6              452.8            (74)              517.8            (77)
    Securities                                        3,280.3            3,112.4              5             3,405.1             (4)
    Mortgage loans held for sale                        381.5              327.2             17               347.7             10
    Loans:
        Commercial                                    2,849.4            3,101.3             (8)            2,805.5              2
        Small business                                2,502.8            2,482.7              1             2,458.8              2
        Consumer                                      5,993.3            5,702.2              5             5,816.0              3
                                                 -------------      -------------                      -------------
            Total loans                              11,345.5           11,286.2              1            11,080.3              2
        Reserve for loan losses                        (212.3)            (178.6)            19              (205.2)             3
                                                 -------------      -------------                      -------------
             Loans, net                              11,133.2           11,107.6              -            10,875.1              2
    Other assets                                        830.4              788.8              5               803.3              3
                                                 -------------      -------------                       -------------
        Total assets                                $16,285.7          $16,306.6              - %         $16,373.2             (1)%
                                                 =============      =============                       =============
  Liabilities
    Noninterest-bearing deposits                     $2,401.2           $2,231.8              8 %          $2,326.6              3 %
    Interest-bearing deposits                        10,380.3           10,447.2             (1)           10,445.4             (1)
                                                 -------------      -------------                       -------------
        Total deposits                               12,781.5           12,679.0              1            12,772.0              -
    Short-term borrowings                               628.3              740.1            (15)              665.1             (6)
    Other liabilities                                   218.9              176.8             24               307.9            (29)
    Federal Home Loan Bank advances                   1,042.6            1,143.4             (9)            1,042.8              -
                                                 -------------      -------------                      -------------
        Total liabilities                            14,671.3           14,739.3              -            14,787.8             (1)
                                                 -------------      -------------                      -------------
  Shareholders' equity
    Preferred stock                                         -               87.0           (100)                  -              -
    Common stock                                        318.2              310.5              2               315.9              1
    Surplus                                             481.4              438.1             10               468.6              3
    Retained earnings                                   927.8              780.5             19               887.5              5
    Treasury stock                                     (104.1)             (35.9)           190               (60.1)            73
    Accumulated other comprehensive
           income                                        17.6               18.0             (2)                  -              -
    Unearned compensation                               (26.5)             (30.9)           (14)              (26.5)             -
                                                 -------------      -------------                      -------------
      Total shareholders' equity                      1,614.4            1,567.3              3             1,585.4              2
                                                 -------------      -------------                      -------------
      Total liabilities and shareholders' equity    $16,285.7          $16,306.6              - %         $16,373.2             (1)%
                                                 =============      =============                      =============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                    June 30            March 31         December 31    September 30       June 30
                                                      2002               2002              2001            2001             2001
                                                  -------------      -------------     -------------   -------------    ------------
  Assets
    Cash and due from banks                             $543.7             $424.2            $670.4       $483.7             $517.8
    Short-term investments                               116.6              517.8              46.4        381.2              452.8
    Securities                                         3,280.3            3,405.1           3,491.2      3,466.0            3,112.4
    Mortgage loans held for sale                         381.5              347.7             566.9        305.7              327.2
    Loans:
        Commercial                                     2,849.4            2,805.5           2,962.4      2,920.6            3,101.3
        Small business                                 2,502.8            2,458.8           2,490.8      2,511.3            2,482.7
        Consumer                                       5,993.3            5,816.0           5,787.8      5,928.9            5,702.2
                                                  -------------      -------------     -------------  -------------      -----------
            Total loans                               11,345.5           11,080.3          11,241.0     11,360.8           11,286.2
        Reserve for loan losses                         (212.3)            (205.2)           (195.8)      (182.2)            (178.6)
                                                  -------------      -------------     -------------  -------------      -----------
             Loans, net                               11,133.2           10,875.1          11,045.2     11,178.6           11,107.6
    Other assets                                         830.4              803.3             798.1        800.1              788.8
                                                  -------------      -------------     -------------  -------------      -----------
        Total assets                                 $16,285.7          $16,373.2         $16,618.2    $16,615.3          $16,306.6
                                                  =============      =============     =============  =============      ===========

  Liabilities
    Noninterest-bearing deposits                      $2,401.2           $2,326.6          $2,484.8     $2,268.7           $2,231.8
    Interest-bearing deposits                         10,380.3           10,445.4          10,468.3     10,660.3           10,447.2
                                                  -------------      -------------     -------------  -------------      -----------
        Total deposits                                12,781.5           12,772.0          12,953.1     12,929.0           12,679.0
    Short-term borrowings                                628.3              665.1             752.7        722.1              740.1
    Other liabilities                                    218.9              307.9             309.6        202.3              176.8
    Federal Home Loan Bank advances                    1,042.6            1,042.8           1,043.0      1,143.2            1,143.4
                                                  -------------      -------------     -------------  -------------      -----------
        Total liabilities                             14,671.3           14,787.8          15,058.4     14,996.6           14,739.3
                                                  -------------      -------------     -------------  -------------      -----------
  Shareholders' equity
    Preferred stock                                          -                  -                 -         87.0               87.0
    Common stock                                         318.2              315.9             311.7        311.6              310.5
    Surplus                                              481.4              468.6             446.9        442.7              438.1
    Retained earnings                                    927.8              887.5             850.3        815.8              780.5
    Treasury stock                                      (104.1)             (60.1)            (35.9)       (35.9)             (35.9)
    Accumulated other comprehensive
           income                                         17.6                  -              13.3         28.4               18.0
    Unearned compensation                                (26.5)             (26.5)            (26.5)       (30.9)             (30.9)
                                                  -------------      -------------     -------------  -------------      -----------
       Total shareholders' equity                      1,614.4            1,585.4           1,559.8      1,618.7            1,567.3
                                                  -------------      -------------     -------------  -------------      -----------
       Total liabilities and shareholders' equity    $16,285.7          $16,373.2         $16,618.2    $16,615.3          $16,306.6
                                                  =============      =============     =============  =============      ===========

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                          2Q 2002            1Q 2002             4Q 2001
                                                       --------------      -------------      --------------
    Net income per common share                                $0.40              $0.38               $0.36
    Net income per common share - assuming dilution            $0.39              $0.37               $0.35
    Adjusted financial data(1)
        Net income per common share                            $0.40              $0.38               $0.38
        Net income per common share - assuming dilution        $0.39              $0.37               $0.37
    Return on average assets                                    1.52 %             1.45 %              1.38 %
    Return on average common equity                            15.61 %            14.94 %             14.51 %
    Return on average total equity                             15.61 %            14.94 %             14.51 %
    Net interest margin--taxable equivalent                     4.63 %             4.59 %              4.58 %
    Efficiency ratio                                           53.36 %            52.40 %             55.00 %
    Adjusted efficiency ratio(1)                               53.36 %            52.40 %             53.81 %
    Common shares outstanding (000s)                         158,915            159,895             159,067
    Average common shares outstanding (000s)(2)              157,548            157,610             156,859
    Average common shares outstanding (000s)
          - assuming dilution(2)                             160,570            160,989             159,494
    Book value per common share                               $10.29             $10.04               $9.94
    Average equity as a % of average assets                     9.76 %             9.68 %              9.52 %
    Leverage ratio                                              8.37 %             8.34 %              8.14 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $63,408            $72,142             $70,888
    Foreclosed assets                                          6,406              5,921               5,782
    Excess bank-owned property                                   978              1,450               1,482
                                                       --------------      -------------      --------------
        Total nonperforming assets                           $70,792            $79,513             $78,152
                                                       ==============      =============      ==============
    Loans 90 days or more past due                            $7,303             $7,456              $8,037
    Provision for loan losses                                $20,000            $27,500             $29,250
    Net charge-offs                                          $12,894            $18,029             $15,687
    Reserve for loan losses                                 $212,343           $205,237            $195,766
    Net charge-offs as a % of average loans                     0.46 %             0.65 %              0.56 %
    Reserves as a % of total loans                              1.87 %             1.85 %              1.74 %
    Reserves as a % of nonperforming loans                    334.88 %           284.49 %            276.16 %
    Nonperforming loan ratio                                    0.56 %             0.65 %              0.63 %
    Nonperforming asset ratio                                   0.62 %             0.72 %              0.69 %

(1)    Excluding amortization of goodwill
(2)    net of uncommitted ESOP shares

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                           3Q 2001            2Q 2001
                                                       --------------      -------------
    Net income per common share                                $0.36              $0.34
    Net income per common share - assuming dilution            $0.35              $0.34
    Adjusted financial data(1)
        Net income per common share                            $0.37              $0.36
        Net income per common share - assuming dilution        $0.37              $0.35
    Return on average assets                                    1.39 %             1.34 %
    Return on average common equity                            14.75 %            14.59 %
    Return on average total equity                             14.32 %            14.16 %
    Net interest margin--taxable equivalent                     4.37 %             4.44 %
    Efficiency ratio                                           55.07 %            53.42 %
    Adjusted efficiency ratio(1)                               53.80 %            52.17 %
    Common shares outstanding (000s)                         159,030            158,453
    Average common shares outstanding (000s)(2)              156,600            155,905
    Average common shares outstanding (000s)
          - assuming dilution(2)                             159,883            158,736
    Book value per common share                                $9.78              $9.49
    Average equity as a % of average assets                     9.72 %             9.43 %
    Leverage ratio                                              8.37 %             8.09 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $69,846            $61,179
    Foreclosed assets                                          7,217              6,647
    Excess bank-owned property                                 1,076              1,148
                                                       --------------      -------------
        Total nonperforming assets                           $78,139            $68,974
                                                       ==============      =============
    Loans 90 days or more past due                            $6,941             $6,934
    Provision for loan losses                                $23,000            $27,000
    Net charge-offs                                          $19,415            $21,992
    Reserve for loan losses                                 $182,203           $178,618
    Net charge-offs as a % of average loans                     0.69 %             0.74 %
    Reserves as a % of total loans                              1.60 %             1.58 %
    Reserves as a % of nonperforming loans                    260.86 %           291.96 %
    Nonperforming loan ratio                                    0.61 %             0.54 %
    Nonperforming asset ratio                                   0.69 %             0.61 %

(1)    Excluding amortization of goodwill
(2)    net of uncommitted ESOP shares

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                                       QUARTER ENDED

                                                                  June 30, 2002                            March 31, 2002
                                                     ----------------------------------       ---------------------------------
                                                      Average                                  Average
                                                      Balance      Interest     Rate           Balance     Interest      Rate
                                                     ----------------------------------       ---------------------------------
Assets
   Interest-earning assets:
       Loans                                          $11,189.1     $196,944    7.06 %         $11,133.8    $195,820    7.12 %
       Securities                                       3,434.9       45,003    5.24             3,478.1      45,650    5.25
       Short-term investments                             345.9        2,069    2.40               264.2       1,535    2.36
       Mortgage loans held for sale                       333.4        5,546    6.65               345.8       5,431    6.28
                                                     -----------  -----------                 -----------  ----------
           Total interest-earning assets               15,303.3     $249,562    6.54 %          15,221.9    $248,436    6.59 %
                                                                  -----------                              ----------
   Reserve for loan losses                               (211.2)                                  (199.5)
   Noninterest-earning assets                           1,331.3                                  1,355.3
                                                     -----------                              -----------
           Total assets                               $16,423.4                                $16,377.7
                                                     ===========                              ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts               $5,490.5      $16,409    1.20 %          $5,556.6     $17,182    1.25 %
       Other consumer time deposits                     2,557.2       24,653    3.87             2,555.7      26,429    4.19
       Public fund certificates of deposit
          of $100,000 or more                             955.8        5,730    2.40               836.7       5,244    2.54
       Certificates of deposit of $100,000 or more        872.4        8,236    3.79               839.3       8,470    4.09
       Foreign time deposits                              541.0        2,068    1.53               561.0       2,219    1.60
                                                     -----------  -----------                 -----------  ----------
           Total interest-bearing deposits             10,416.9       57,096    2.20            10,349.3      59,544    2.33
       Short-term borrowings                              641.8        2,371    1.48               681.4       2,546    1.52
       Federal Home Loan Bank advances                  1,042.7       13,296    5.11             1,042.8      13,231    5.15
                                                     -----------  -----------                 -----------  ----------
           Total interest-bearing liabilities          12,101.4      $72,763    2.41 %          12,073.5     $75,321    2.53 %
                                                     -----------  -----------                 -----------  ----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                     2,417.7                                  2,355.4
       Other liabilities                                  301.6                                    362.8
                                                     -----------                              -----------
         Total noninterest-bearing liabilities          2,719.3                                  2,718.2
                                                     -----------                              -----------
   Total shareholders' equity                           1,602.7                                  1,586.0
                                                     -----------                              -----------
         Total liabilities and shareholders' equity   $16,423.4                                $16,377.7
                                                     ===========                              ===========
Net interest income/margin                                          $176,799    4.63 %                      $173,115    4.59 %
                                                                  ===========                              ==========

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                       QUARTER ENDED
                                                              June 30, 2001
                                                     ------------------------------------
                                                      Average
                                                      Balance       Interest     Rate
                                                     ------------------------------------
Assets
   Interest-earning assets:
       Loans                                          $11,808.4     $246,719    8.38 %
       Securities                                       3,127.9       48,906    6.26
       Short-term investments                             133.4        1,369    4.12
       Mortgage loans held for sale                       299.1        5,023    6.72
                                                     -----------  -----------
           Total interest-earning assets               15,368.8     $302,017    7.88 %
                                                                  -----------
   Reserve for loan losses                               (180.4)
   Noninterest-earning assets                           1,259.6
                                                     -----------
           Total assets                               $16,448.0
                                                     ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts               $5,042.5      $36,208    2.88 %
       Other consumer time deposits                     2,844.7       38,206    5.39
       Public fund certificates of deposit
          of $100,000 or more                             857.4       10,971    5.13
       Certificates of deposit of $100,000 or more      1,083.0       15,860    5.87
       Foreign time deposits                              588.1        5,821    3.97
                                                     -----------  -----------
           Total interest-bearing deposits             10,415.7      107,066    4.12
       Short-term borrowings                              955.0        9,943    4.18
       Federal Home Loan Bank advances                  1,143.5       14,814    5.20
                                                     -----------  -----------
           Total interest-bearing liabilities          12,514.2     $131,823    4.23 %
                                                     -----------  -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                     2,170.6
       Other liabilities                                  212.0
                                                     -----------
         Total noninterest-bearing liabilities          2,382.6
                                                     -----------
   Total shareholders' equity                           1,551.2
                                                     -----------
         Total liabilities and shareholders' equity   $16,448.0
                                                     ===========
Net interest income/margin                                          $170,194    4.44 %
                                                                  ===========

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                       SIX MONTHS ENDED
                                                              June 30, 2002
                                                     -----------------------------------------
                                                      Average
                                                      Balance         Interest        Rate
                                                     -----------------------------------------
Assets
   Interest-earning assets:
       Loans                                             $11,161.6        $392,764       7.09 %
       Securities                                          3,456.3          90,653       5.25
       Short-term investments                                305.3           3,604       2.38
       Mortgage loans held for sale                          339.6          10,977       6.47
                                                       ------------     -----------
           Total interest-earning assets                  15,262.8        $497,998       6.56 %
                                                                        -----------
   Reserve for loan losses                                  (205.4)
   Noninterest-earning assets                              1,343.3
                                                       ------------
           Total assets                                  $16,400.7
                                                       ============

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $5,523.3         $33,591       1.23 %
       Other consumer time deposits                        2,556.4          51,082       4.03
       Public fund certificates of deposit
          of $100,000 or more                                896.6          10,974       2.47
       Certificates of deposit of $100,000 or more           856.0          16,706       3.94
       Foreign time deposits                                 551.0           4,287       1.57
                                                       ------------     -----------
           Total interest-bearing deposits                10,383.3         116,640       2.27
       Short-term borrowings                                 661.5           4,917       1.50
       Federal Home Loan Bank advances                     1,042.7          26,527       5.13
                                                       ------------     -----------
           Total interest-bearing liabilities             12,087.5        $148,084       2.47 %
                                                       ------------     -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,386.7
       Other liabilities                                     332.1
                                                       ------------
           Total noninterest-bearing liabilities           2,718.8
                                                       ------------
   Total shareholders' equity                              1,594.4
                                                       ------------
           Total liabilities and shareholders' equity    $16,400.7
                                                       ============
Net interest income/margin                                                $349,914       4.61 %
                                                                        ===========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                       SIX MONTHS ENDED
                                                                   June 30, 2001
                                                     -----------------------------------------
                                                      Average
                                                      Balance         Interest        Rate
                                                     -----------------------------------------
Assets
   Interest-earning assets:
       Loans                                             $11,959.8        $508,627       8.57 %
       Securities                                          3,140.9          98,486       6.27
       Short-term investments                                148.0           3,697       5.04
       Mortgage loans held for sale                          234.9           7,946       6.77
                                                       ------------     -----------
           Total interest-earning assets                  15,483.6        $618,756       8.04 %
                                                                        -----------
   Reserve for loan losses                                  (179.7)
   Noninterest-earning assets                              1,272.9
                                                       ------------
           Total assets                                  $16,576.8
                                                       ============

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $4,966.9         $78,613       3.19 %
       Other consumer time deposits                        2,872.0          78,468       5.51
       Public fund certificates of deposit
          of $100,000 or more                                849.1          23,494       5.58
       Certificates of deposit of $100,000 or more         1,094.2          32,811       6.05
       Foreign time deposits                                 570.1          13,003       4.60
                                                       ------------     -----------
           Total interest-bearing deposits                10,352.3         226,389       4.41
       Short-term borrowings                               1,215.2          30,018       4.98
       Federal Home Loan Bank advances                     1,134.8          30,752       5.46
                                                       ------------     -----------
           Total interest-bearing liabilities             12,702.3        $287,159       4.56 %
                                                       ------------     -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,129.8
       Other liabilities                                     217.6
                                                       ------------
           Total noninterest-bearing liabilities           2,347.4
                                                       ------------
   Total shareholders' equity                              1,527.1
                                                       ------------
           Total liabilities and shareholders' equity    $16,576.8
                                                       ============
Net interest income/margin                                                $331,597       4.30 %
                                                                        ===========
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